EXHIBIT 21.1

LIST OF SUBSIDIARIES

Jurisdiction
AET Holdings Limited(22)	Mauritius
Continental Circuits International Inc.(3)	Barbados
Davos Group Limited(5)	British Virgin Islands
Hadco Corporation(10)	Massachusetts, USA
Hadco Foreign Sales Corp.(3)	US Virgin Islands
Hadco Santa Clara, Inc.(3)	Delaware, USA
Pentex-Schweizer Circuits GmbH(19)	Germany
PT. Sanmina-SCI Batam(19)	Indonesia
Sanmina (B.V.I.)(12)	British Virgin Islands
Sanmina Cayman Ltd.(6)	British West Indies
Sanmina Enclosure Systems Hungary Limited Liability Company(10)	Hungary
Sanmina Enclosure Systems Limited(23)	Scotland
Sanmina Foreign Sales Corporation(10)	Barbados
Sanmina France SAS(7)	France
Sanmina International AG(10)	Switzerland
Sanmina SAS(10)	France
Sanmina SPV, LLC(12)	Delaware
Sanmina-SCI (Asia) Limited(5)	Hong Kong
Sanmina-SCI (China) Limited(5)	Hong Kong
Sanmina-SCI (H.K.) Limited(5)	Hong Kong
Sanmina-SCI (Shenzhen) Ltd.(9)	China
Sanmina-SCI AB(18)	Sweden
Sanmina-SCI Australia PTY LTD(17)	Australia
Sanmina-SCI Cable Systems GmbH(16)	Germany
Sanmina-SCI Central Services(10)	France
Sanmina-SCI Circuits (Wuxi) Co. Ltd.(9)	P.R.C.
Sanmina-SCI Circuits Pte Ltd(19)	Singapore
Sanmina-SCI Corporation	Delaware, USA
Sanmina-SCI Corporation (Malaysia) SDN BHD(4)	Malaysia
Sanmina-SCI de Mexico S.A. de C.V.(10)	Mexico
Sanmina-SCI do Brasil Integration Ltd(11)	Brazil
Sanmina-SCI do Brasil Ltda(10)	Brazil
Sanmina-SCI do Brasil Technology Ltda(19)	Brazil
Sanmina-SCI Dutch Holding B.V.(19)	Netherlands
Sanmina-SCI Electronics Pte Ltd.(22)	Singapore
Sanmina-SCI Enclosure Systems (Shenzhen) Limited(13)	China
Sanmina-SCI Enclosure Systems (Suzhou) Co. Ltd.(13)	China
Sanmina-SCI Enclosure Systems, (Asia) Ltd(8)	Hong Kong
Sanmina-SCI Enclosure Systems Oy(12)	Finland
Sanmina-SCI Enclosure Systems AB(12)	Sweden
Sanmina-SCI Espana, S.L.U.(22)	Spain
Sanmina-SCI Eskilstuna AB(18)	Sweden
Sanmina-SCI France EMS(7)	France
Sanmina-SCI GmbH(10)	Germany
Sanmina-SCI Germany GmbH(16)	Germany

Jurisdiction
Sanmina-SCI EMS Haukipudas Oy(12)	Finland
Sanmina-SCI Holding AB(6)	Sweden
Sanmina-SCI Holdings GmbH & Co. KG(10)	Germany
Sanmina-SCI Holdings Australia PTY LTD(19)	Australia
Sanmina-SCI Hungary Electronics Manufacturing Limited Liability Company(19)	Hungary
Sanmina-SCI India Private Limited(1)	India
Sanmina-SCI International GmbH(6)	Switzerland
Sanmina-SCI Ireland(20)	Ireland
Sanmina-SCI Israel EMS Ltd(19)	Israel
Sanmina-SCI Israel Medical Systems, Ltd(19)	Israel
Sanmina-SCI Investments Pte Ltd.(19)	Singapore
Sanmina-SCI Kista AB(15)	Sweden
Sanmina-SCI Management GmbH(10)	Germany
Sanmina-SCI Netherlands Holding B.V.(12)	Netherlands
Sanmina-SCI Optical Technology (Shenzhen) Ltd (24)	China
Sanmina-SCI PCB Europe GmbH & Co. KG(14)	Germany
Sanmina-SCI Real Estate Partnership(10)	France
Sanmina-SCI RSP de Mexico, S.A. de C.V.(10)	Mexico
Sanmina-SCI Systems (Canada) Inc.(10)	Canada
Sanmina-SCI Systems (Kunshan) Co., Limited(9)	China
Sanmina-SCI Systems (Malaysia) SDN BHD(19)	Malaysia
Sanmina-SCI Systems (Thailand) Limited(12)	Thailand
Sanmina-SCI Systems de Mexico S.A. de C.V.(25)	Mexico
Sanmina-SCI Systems Holdings, Inc.(10)	Delaware, USA
Sanmina-SCI Systems Ireland Limited(12)	Ireland
Sanmina-SCI Systems Israel Ltd(19)	Israel
Sanmina-SCI Systems Japan, LTD (KK)(19)	Japan
Sanmina-SCI Systems Singapore PTE. LTD.(26)	Singapore
Sanmina-SCI Systems Taiwan Ltd.(22)	Taiwan
Sanmina-SCI Systems Tel Aviv Ltd.(20)	Israel
Sanmina-SCI Technology India Private Limited(22)	India
Sanmina-SCI Technology Limited(9)	Cayman
Sanmina-SCI UK Limited(19)	UK
Sanmina-SCI Verwaltungs Gmbh(10)	Germany
Sanmina-SCI Pte. Ltd.(22)	Singapore
Sanmina-SCI/Tag de Mexico, S.A. de C.V.(25)	Mexico
SCI Brockville Corporation(19)	Canada
SCI Development, Ltd.(10)	UK
SCI Foreign Sales, Inc.(10)	Barbados
SCI Technology, Inc.(10)	Alabama, USA
SCIMEX, Inc.(10)	Alabama, USA

_____________________

(1)	A subsidiary of AET Holdings Limited
(2)	A subsidiary of Davos Group Limited
(3)	A subsidiary of Hadco Corporation
(4)	A subsidiary of Hadco Santa Clara, Inc.
(5)	A subsidiary of Sanmina (B.V.I.)
(6)	A subsidiary of Sanmina International AG
(7)	A subsidiary of Sanmina SAS
(8)	A subsidiary of Sanmina-SCI (Asia) Limited
(9)	A subsidiary of Sanmina-SCI (China) Limited
(10)	A subsidiary of Sanmina-SCI Corporation
(11)	A subsidiary of Sanmina-SCI do Brasil Technology Ltda
(12)	A subsidiary of Sanmina-SCI Dutch Holding B.V.
(13)	A subsidiary of Sanmina-SCI Enclosure Systems, (Asia) Ltd
(14)	A subsidiary of Sanmina-SCI GmbH
(15)	A subsidiary of Sanmina-SCI Holding AB
(16)	A subsidiary of Sanmina-SCI Holdings GmbH & Co. KG
(17)	A subsidiary of Sanmina-SCI Holdings PTY LTD
(18)	A subsidiary of Sanmina-SCI Kista AB
(19)	A subsidiary of Sanmina-SCI Pte Ltd.
(19)	A subsidiary of Sanmina-SCI Systems Holdings, Inc.
(20)	A subsidiary of Sanmina-SCI Systems Ireland Limited
(21)	A subsidiary of Sanmina-SCI Systems Israel Ltd
(22)	A subsidiary of Sanmina-SCI Systems Singapore PTE. LTD.
(23)	A subsidiary of Sanmina-SCI UK Limited
(24)	A subsidiary of Sanmina-SCI Technology Limited
(25)	A subsidiary of SCIMEX, Inc.